Exhibit 99.1

Press Release

Park Sterling Corporation and Citizens South Banking Corporation
Complete Merger

Charlotte, NC and Gastonia, NC – October 1, 2012 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today announced completion of its acquisition of Citizens South Banking Corporation (NASDAQ: CSBC), the holding company for Citizens South Bank.

James C. Cherry, Chief Executive Officer of Park Sterling commented, “This merger will bring together two strong banks to create the largest community bank in the Charlotte region, with offices stretching across the Carolinas and into north Georgia.  Customers of both Park Sterling and Citizens South will benefit from the enhanced product and service offerings of our larger company without sacrificing the friendly and personal service they expect from their community bank.”

Under the terms of the merger agreement, Citizens South stockholders will receive either $7.00 in cash or 1.4799 shares of Park Sterling common stock, or a combination thereof, for the Citizens South shares they owned immediately prior to the merger, subject to the limitation that the total consideration will consist of 30.0% in cash and 70.0% in Park Sterling shares.  Citizens South shares exchanged for stock will convert to Park Sterling shares in a tax-free exchange, with cash paid in lieu of fractional shares.  Based upon the $4.94 per share closing price of Park Sterling’s common stock on September 28, 2012, the transaction value was approximately $83.2 million.

About Park Sterling Corporation
Park Sterling Corporation is the holding company for Park Sterling Bank, headquartered in Charlotte, North Carolina, and Citizens South Bank, headquartered in Gastonia, North Carolina. Park Sterling’s primary focus is to provide financial services to small and mid-sized businesses, owner-occupied and income producing real estate owners, professionals and consumers doing business or residing within its target markets. Park Sterling offers a full array of banking services, including a diverse wealth management group. Park Sterling is focused on building a regional banking franchise that is noted for sound risk management, superior customer service and exceptional customer relationships. For more information, visit either www.parksterlingbank.com or www.citizenssouth.com. Park Sterling’s shares are traded on NASDAQ under the symbol PSTB.

Cautionary Statement Regarding Forward-Looking Statements
This release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements represent the Park Sterling’s current expectations, plans or forecasts of future events, results and conditions, including financial and other estimates and expectations regarding the merger with Citizens South Banking Corporation and other similar matters. These forward-looking statements are not guarantees of future results or performance and by their nature involve certain risks and uncertainties that are based on management’s beliefs and assumptions and on the information available to management at the time that these disclosures were prepared. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.

You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in Park Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission (“SEC”) on March 14, 2012 and in any of Park Sterling’s subsequent filings with the SEC: failure to realize synergies and other financial benefits from the merger within the expected time frame; increases in expected costs or difficulties related to integration of the merger; the potential impact of consummation of the merger on relationships, including with regulatory authorities; inability to identify and successfully negotiate and complete additional combinations with potential merger partners or to successfully integrate such businesses into Park Sterling, including Park Sterling’s ability to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combination; the effects of negative economic conditions or a “double-dip” recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; the impact of deterioration of the United States credit standing; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of allowances for loan losses; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio; legal and regulatory developments including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

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For additional information contact:

James C. Cherry
Chief Executive Officer
Park Sterling Corporation
704-716-2134
jcherry@parksterlingbank.com